UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2006

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Salary Adjustment for Lionel Cheung

                On April 25, 2006, the Compensation Committee of the Board of Directors of SRS Labs, Inc. (the “Company”) approved an increase in the annual salary for Lionel Cheung, President of ValenceTech, Limited, and President of its wholly-owned subsidiary Valence Technology Limited (“Valence”), the semiconductor business unit of the Company, from $192,308 with no commission to $211,538 plus a $40,000 commission payable if Valence achieves 100% of quarterly revenue targets for its business in 2006.  These revenue targets were mutually agreed upon by management of Valence and the Board at the beginning of fiscal 2006.  Mr. Cheung’s commission for the first two quarters in fiscal 2006 has been guaranteed ($10,000 per quarter) and, following a lump sum catch-up payment reflecting amounts payable for the first quarter, will be paid in equal monthly installments.   The quarterly commission payable for the last two quarters in fiscal 2006 is subject to pro rata upward or downward adjustment reflecting Valence’s quarterly performance against the applicable 2006 quarterly revenue targets and is payable quarterly in arrears.  The effective date of Mr. Cheung’s salary adjustment shall be May 1, 2006; on that date, the increase to his base salary will be retroactively applied to January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: April 28, 2006	By:	/S/ THOMAS C.K. YUEN
Thomas C.K. Yuen
Chairman and Chief Executive Officer